Exhibit 10.1

SHORE BANCSHARES, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 16(c), shall have a term of ten years.

2.	Definitions.

(a)	“Applicable Percentage” means, with respect to each Purchase Period, eighty-five percent (85%), unless and until such Applicable Percentage is changed by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Purchase Period must be established not less than fifteen (15) days prior to the beginning of Purchase Period thereof.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(d)	“Committee” means a committee of the Board consisting of not less than two Directors, which shall be appointed to administer the Plan pursuant to Section 15 hereof, all of the members of which shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule. Unless otherwise determined by the Board, the Compensation Committee of the Board, or any successor committee responsible for executive compensation, shall constitute the Committee.

(e)	“Common Stock” means the Company’s common stock, par value $0.01 per share.

(f)	“Company” means Shore Bancshares, Inc., a Maryland corporation.

(g)	“Compensation” means, with respect to each Participant for each pay period, the full base salary or hourly wages, overtime pay and commissions paid to such Participant by the Company or a Designated Subsidiary for compensation as an Employee, before deduction for any salary deferral contributions made by the Participant to any tax-qualified or nonqualified deferred compensation plan. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses, (ii) any amounts contributed by the Company or a Designated Subsidiary to any retirement or pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or incentive awards, (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.

(h)	“Continuous Status as an Eligible Employee” means the absence of any interruption or termination of service as an Eligible Employee. Continuous Status as an Eligible Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i)	“Designated Subsidiaries” means the Subsidiaries that have been designated by the Board or the Committee from time to time in their sole discretion as eligible to participate in the Plan.

(j)	“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 24.

(k)	“Eligible Employee” means an Employee of the Company or a Designated Subsidiary who meets such requirements as determined by the Committee, but excluding the Chief Executive Officer, temporary employees, leased employees, and interns.

(l)	“Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. Individuals classified as independent contractors, consultants or advisers are not considered “Employees.”

(m)	“Enrollment Form” means an agreement, on a form provided by the Company, written or electronic, pursuant to which an eligible Employee may elect to enroll in the Plan or to authorize a new level of payroll deductions.

(n)	“Entry Date” means the first day of each Purchase Period.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)	“Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).

(q)	“Offering Date” means the first Trading Day during a Purchase Period.

(r)	“Participant” means an Employee who has elected to participate in the Plan by filing an Enrollment Form with the Company as provided in Section 5 hereof.

(s)	“Plan” means this Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan.

(t)	“Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) hereof (if permitted by the Committee), plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

(u)	“Purchase Date” means the last Trading Day of each Purchase Period.

(v)	“Purchase Period” means except as otherwise determined by the committee, a period of three months beginning each February 11, May 11, August 11 and November 11 of each year, subject to adjustment as provided in Section 4(b), provided that an Purchase Period shall end on the Purchase Date within the Purchase Period even if such Purchase Date occurs prior to the end of the applicable three-month period.

(w)	“Purchase Price” means the price per share of Common Stock offered in a given Purchase Period determined as provided in Section 7(b).

(x)	“Share Account” means the account maintained by the broker or custodian for the Plan on behalf of each Participant for the purpose of accounting for shares of Common Stock purchased by the Participant pursuant to the Plan.

(y)	“Subsidiary” means any (a) corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company and/or by one or more Subsidiaries.

(z)	“Trading Day” means a day on which the national stock exchanges and the Nasdaq system are open for trading.

(aa)	“Withdrawal Election” means an agreement, on a form provided by the Company, written or electronic, by which a Participant stops payroll deductions and ceases participation in the Plan effective as of the end of the Purchase Period (but not with respect to such Purchase Period) in which the Withdrawal Notice is provided to the Company in accordance with Section 13(a) hereof.

3.	Eligibility. Any Employee who is an Eligible Employee of a given Purchase Period and provides an Enrollment Form in accordance with Section 5(a) shall be eligible to become a Participant as of such Purchase Period.

4.	Purchase Periods.

(a)	In General. The Plan shall generally be implemented by a series of Purchase Periods. Unless determined otherwise by the Committee, each Purchase Period shall occur during the approximately three calendar month period that begins on February 11, May 11, August 11 and November 11, subject to adjustment as provided in Section 4(b).

(b)	Changes by Committee.

(i)	The Committee shall have the power to make other changes to the duration and/or the frequency of Purchase Periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first Purchase Period to be affected; provided that if the change is to extend the length of an Purchase Period, then the change must be announced at least twenty-five days prior to the scheduled beginning of the first Purchase Period to be affected (or such later time provided that there will be at least a two business day period for submitting changes to an Enrollment Form or Withdrawal Notice).

(ii)	The Committee may shorten the duration of any Purchase Period then in progress by requiring that it end immediately following the close of any Trading Day within that Purchase Period (after the purchase of Common Stock on that Trading Day), if such change is announced at least five days prior to the Trading Day on which the Committee proposes that the Purchase Period terminate.

(iii)	If the Company determines that the accounting treatment of purchases under the Plan will change or has changed in a manner that is detrimental to the Company’s best interests, then the Committee may, in its discretion, take any or all of the following actions: (a) terminate any Purchase Period that is then ongoing immediately following the close of any Trading Day within that Purchase Period (after the purchase of Common Stock on that Trading Day); (b) amend the Plan so that each offering under the Plan will reduce the effect of such detrimental accounting treatment; or (c) terminate any ongoing Purchase Period at any time and refund any contributions to the applicable Participants.

5.	Participation.

(a)	Entry Dates. Employees meeting the eligibility requirements of Section 3 hereof may elect to participate in the Plan commencing on any Entry Date by completing an Enrollment Form and filing the Enrollment Form with the Company, in accordance with the enrollment procedures prescribed by the Company, on or before the fifteenth (15th) day of the month preceding the month in which the Purchase Period to which such new Enrollment Form corresponds, begins, unless a different time for filing the Enrolment Form is set by the Committee for all eligible Employees with respect to a given offering.

(b)	Voluntary Participation. Participation in the Plan is entirely voluntary.

6.	Plan Contributions.

(a)	Contribution by Payroll Deduction or Direct Payment. Except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by payroll deductions or, if approved by the Committee, by direct after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions the Plan and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

(b)	Payroll Deduction Election on Enrollment Form. At the time a Participant files an Enrollment Form with respect to an Purchase Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Purchase Period that he or she is a Participant in an amount (i) denominated in dollars of not less than $5 and not more than $1,000 of the Participant’s Compensation on each payroll date during the Purchase Period or (ii) such other limit as may be established by the Committee for a Purchase Period. The amount of payroll deductions must be a whole dollar amount of the Participant’s Compensation.

(c)	Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan shall commence with the earliest administratively practicable payroll period that begins on or after the Entry Date with respect to which the Participant files an Enrollment Form in accordance with Section 5.

(d)	Automatic Continuation of Payroll Deductions. Unless a Participant elects otherwise prior to the last day of an Purchase Period, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Purchase Period (and, for purposes of such Purchase Period the Participant’s “Entry Date” shall be deemed to be the first day of such Purchase Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Purchase Period as was in effect for the Participant immediately prior to the commencement of the succeeding Purchase Period.

(e)	Change of Payroll Deduction Election. A Participant may decrease or increase the rate or amount of his or her payroll deductions with respect to a future Purchase Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new Enrollment Form authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions with respect to an Purchase Period that is ongoing at the time the Committee receives the new Enrollment Form. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount shall be effective as of the next Purchase Period that begins after the date the Committee receives the new Enrollment Form, provided that the Committee received the new Enrollment Form on or before the fifteenth (15th) day (or such other day as the Committee may prescribe for all eligible Employees) of the month preceding the month to which the Purchase Period such new Enrollment Form relates, begins. Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a).

7.	Grant of Option.

(a)	Shares of Common Stock Subject to Purchase. On a Participant’s Entry Date, subject to the limitations set forth in Section 7(d) and this Section 7(a), the Participant shall be granted the opportunity to purchase on the Purchase Date during the Purchase Period in which such Entry Date occurs (at the Purchase Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Purchase Date and retained in the Participant’s account as of such Purchase Date by the Purchase Price The Committee may change this limitation at any time on a prospective basis to apply to future Purchase Periods

(b)	Purchase Price. Unless otherwise determined by the Committee prior to the commencement of an Purchase Period, the Purchase Price per share of Common Stock offered to each Participant in a given Purchase Period shall be the Applicable Percentage of the lower of the Fair Market Value of a share of Common Stock on the Offering Date or Purchase Date.

(c)	Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which shares of Common Stock are traded on the date as of which such value is being determined, or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(d)	No Rights as Shareholder. A Participant will not have any voting, dividend, or other rights of a shareholder with respect to shares of Common Stock until such shares a have been purchased and delivered pursuant to Section 9.

8.	Purchase of Common Stock.

(a)	Automatic Purchase. A Participant’s purchase of shares of Common Stock shall be exercised automatically on each Purchase Date, and the maximum number of whole shares of Common Stock shall be purchased for the Participant at the applicable Purchase Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. During a Participant’s lifetime, a Participant’s right to purchase shares of Common Stock hereunder is exercisable only by the Participant.

(b)	Carryover of Excess Contributions. Any amount remaining to the credit of a Participant’s account after the purchase of shares of Common Stock by the Participant on an Purchase Date which is insufficient to purchase a full share of Common Stock shall remain in the Participant’s account, and be carried over to the next Purchase Period, unless the Participant withdraws from participation in the Plan or elects to withdraw his or her account balance in accordance with Section 10(c).

9.	Issuance of Shares.

(a)	Delivery of Shares. As promptly as practicable after each Purchase Date, the Company shall arrange for the delivery to a Share Account, a certificate representing the shares purchased upon exercise of the Participant’s option or, at the Company’s option, through appropriate book entry procedures.

(b)	Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

(c)	Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company’s obligation to sell and deliver shares of Common Stock upon the exercise of options to purchase such shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed. In accordance with the foregoing sentence, no options shall be exercised, and no shares shall be purchased on any Purchase Date, unless a Form S-8 for the Plan has been filed and is fully effective in accordance with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, on the applicable Purchase Date. Any Plan Contributions held by the Company on any Purchase Date for which purchases may not be made pursuant to the preceding sentence shall be returned to the Participants who made those Plan Contributions as soon as administratively practicable after the applicable Purchase Date.

(d)	Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase by a Participant of any Common Stock acquired pursuant to the Plan, including, but not limited to, satisfying tax withholding by withholding from the Participant’s other compensation.

10.	Participant Accounts.

(a)	Bookkeeping Accounts and Share Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his or her Plan Contributions and options issued. Shares purchased under the Plan shall be held in the Participant’s Share Account, unless otherwise transferred by the Participant. However, all Plan Contributions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

(b)	Participant Account Statements. Statements of account will be given to Participants at least annually, which shall set forth the Participant’s Plan Contributions, the Purchase Price of any shares of Common Stock purchased with Plan Contributions, the number of shares of Common Stock purchased, and the remaining cash balance in the Participant’s account, if any.

(c)	Withdrawal of Account Balance Following Purchase Date. A Participant may elect at any time on or before the fifteenth (15th) day of the month immediately prior to the start of an Purchase Period, or at such other time as the Committee may from time to time prescribe, to receive in cash any amounts carried-over in accordance with Section 8(b). An election under this Section 10(c) shall not be treated as a withdrawal from participation in the Plan under Section 13(a).

11.	Designation of Beneficiary.

(a)	Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account and Share Account under the Plan in the event of the Participant’s death subsequent to an Purchase Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.

(b)	Change of Designation. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.	Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to purchase or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).

13.	Withdrawal; Termination of Employment.

(a)	Withdrawal. A Participant may withdraw from the Plan at any time on or before the fifteenth (15th) day of the month (or such other day as the Committee may prescribe for all eligible Employees) immediately prior to the start of the next Purchase Period by providing a written Withdrawal Notice to the Company. Payroll deductions, if any have been authorized, shall cease as of the close of the then applicable Purchase Period, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account for any subsequent Purchase Period. All Plan Contributions credited to the Participant’s account, if any, and not invested in Common Stock following the exercise on the Purchase Date for the Purchase Period during which the Withdrawal Notice was received, will be paid to the Participant as soon as administratively practicable after the close of such Purchase Period during which the Participant’s Withdrawal Notice was received. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Purchase Period in accordance with Section 5(a) and subject to the restriction provided in Section 13(b), below.

(b)	Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 13(a) shall again be eligible to participate in the Plan by delivering a new Enrollment Form before the beginning of an Purchase Period in accordance with Section 5(a). For the avoidance of doubt, the termination of a Participant’s Continuous Status as an Eligible Employee prior to any Purchase Date for any reason, including retirement or death under Section 13(c), shall not be treated as a withdrawal from the Plan pursuant to Section 13(a) and therefore, the provisions of this Section 13(b) shall not be applicable to a Participant whose Continuous Status as an Eligible Employee terminates prior to any Purchase Date for any reason, including retirement or death under Section 13(c).

(c)	Termination of Employment as Eligible Employee. Upon termination of a Participant’s Continuous Status as an Eligible Employee prior to any Purchase Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 11, and the Participant’s right to purchase shares of Common Stock under the Plan will automatically terminate.

14.	Common Stock Available under the Plan.

(a)	Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 100,000 shares. Shares of Common Stock subject to the Plan may be newly issued shares, treasury shares, or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b)	Adjustments Upon Changes in Capitalization; Corporate Transactions.

(i)	If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

(ii)	In the event of the proposed dissolution or liquidation of the Company, the Purchase Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

(iii)	In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger or consolidation of the Company with or into another corporation in which the Company is not the survivor (each, a “Sale Transaction”), the Plan and any Purchase Period shall terminate unless the Committee shall determine otherwise.

(iv)	In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. Fractional shares of Common Stock may be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

15.	Administration.

(a)	Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(b)	Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, and to the extent allowed by applicable law, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts reasonably paid by them in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries; provided further, however, that within 60 days after institution of any such action, suit or proceeding, such Committee may, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

16.	Amendment, Suspension, and Termination of the Plan.

(a)	Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that subject to the application of Sections 14, 16(b) and 16(c) or as otherwise permitted by the Plan, no such amendment may make any change which adversely affects the rights of any Participant with respect to an ongoing Purchase Period. Such amendment or modification may be without shareholder approval except to the extent necessary to comply with the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the shares of Common Stock are then traded, listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

(b)	Suspension of the Plan. The Board or the Committee may at any time and for any reason suspend the Plan, including during an Purchase Period; provided, that, except in connection with a Sale Transaction under Section 14(b), the Board or Committee provides notice to the Participants at least five (5) days prior to the suspension. The Board or Committee may resume the normal operation of the Plan at any time; provided further, that the Board or Committee provides notice to the Participants at least twenty-five (25) days prior to the new Purchase Period following resuming the Plan’s normal operations. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no Purchase Periods shall begin or purchases shall be made , and no payroll deductions shall be made in respect of any Participant during the suspension period. Participants shall have the right to withdraw carryover funds provided in Section 10(c) throughout any suspension period. The Plan shall resume its normal operation upon termination of a suspension period.

(c)	Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:

(i)	the Purchase Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

(ii)	such date as is determined by the Board in its discretion; and

(iii)	the last Purchase Date immediately preceding the tenth (10th) anniversary of the Effective Date.

In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.

17.	Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

18.	Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

19.	No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Designated Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.

20.	Clawback. Notwithstanding any other provisions in this Plan, any amount received under the Plan which is subject to recovery under any law, government regulation, stock exchange listing requirement or policy adopted by the Company, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or policy adopted by the Company.

21.	Governing Law. The internal laws of the State of Maryland shall govern all matters relating to this Plan, without regard to conflict of law rules that would cause the laws of any other jurisdiction to apply, except to the extent (if any) superseded by the laws of the United States.

22.	Compliance with Code Section 409A. Notwithstanding any provision of this Plan or of an Agreement to the contrary, to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”), and the Committee shall administer the Plan in accordance with such intention. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Any provision of this Plan or of an Agreement that would cause the Plan or an Award granted hereunder to fail to satisfy any requirement of Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

23.	Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.	Shareholder Approval. The Board shall submit the Plan to the shareholders of the Company for approval within twelve (12) months after the date the Plan is adopted by the Board.

25.	Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

26.	Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes any and all prior plans with respect to the subject matter hereof.

27.	Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

EXHIBIT A

SHORE BANCSHARES, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

ENROLLMENT FORM

___       Initial Enrollment Form

___       Change in Enrollment Form

1.	The undersigned (“Employee”) hereby elects to participate in the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Enrollment Form and the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Enrollment Form.

2.	Employee hereby authorizes payroll deductions from each paycheck in the amount of $_________ (from $5 to $1,000) of his or her Compensation on each payday during the Purchase Period in accordance with the Plan. (Please note that no partial dollar amounts are permitted.

3.	Employee understands that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan at the end of the Purchase Period.

4.	Employee has received a copy of the complete Plan and its accompanying prospectus. Employee understands that his or her participation in the Plan is in all respects subject to the terms of the Plan. Employee hereby agrees to be bound by the terms of the Plan. The effectiveness of this Enrollment Form is dependent upon Employee’s eligibility to participate in the Plan.

5.	Unless becomes ineligible to participate in the Plan or unless the Plan is terminated by the Company, Employee will continue to participate in the Plan during subsequent Purchase Periods and shares of Common Stock will be purchased on Employee’s behalf with his or her accumulated payroll deductions on the applicable Purchase Date. Employee’s participation in the Plan will continue to be governed by this Enrollment Form and the Plan. At its discretion and to the extent permitted by the Plan, the Company may amend the Plan and/or this Enrollment Form, and by continuing to participate in the Plan, and without the need to provide affirmative consent, Employee agrees to the terms and conditions of the amended Plan and/or Enrollment Form.

6.	Shares of Common Stock purchased by Employee under the Plan should be issued in the name(s) of Employee unless otherwise stated below.

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7.	The Company will be obligated to, withhold from Employee’s compensation the amount necessary to meet any applicable withholding obligation resulting by reason of the Employee’s recognition of income by reason of the purchase of shares of Common Stock at a discount under the Plan. Employee authorizes the Company, or its respective agents, at their discretion, to satisfy the obligations with regard to tax withholding by one or a combination of the following, as determined by the Committee:

a.	Requiring Employee to pay an amount necessary to pay the tax withholding to the Company in the form of cash, check, or other cash equivalent;

b.	Withholding from Employee’s wages or other cash compensation paid to Employee by the Company;

c.	Withholding from proceeds of the sale of shares of Common Stock acquired upon purchase either through a voluntary sale or through a mandatory sale arranged by the Company (on employee’s behalf pursuant to this authorization); or

d.	Withholding in shares of Common Stock to be issued upon purchase.

8.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Employee’s participation in the Plan, or Employee’s acquisition or sale of the underlying shares of Common Stock. Employee is hereby advised to consult with her or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9.	The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means and Employee hereby consents to receive such documents by electronic delivery.

10.	The provisions of this Enrollment Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

SUBJECT TO SECTION 5 ABOVE, EMPLOYEE UNDERSTANDS THAT THIS ENROLLMENT FORM WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS EMPLOYEE WITHDRAWS FROM THE PLAN OR CEASES TO BE AN “ELIGIBLE EMPLOYEE” AS DEFINED IN THE PLAN FOR ANY REASON.

Signature:

Employee Name (printed):

Date:

Employee’s Social Security Number:

Employee’s Address:

Shares issued in name of:	_______________________________, who is Employee’s spouse (Leave blank if Employee per Section 6 above; complete name of Employee’s spouse if shares are not to be issued to Employee)

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EXHIBIT B

SHORE BANCSHARES, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

WITHDRAWAL NOTICE

Unless otherwise defined herein, the terms defined in the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) shall have the same defined meanings in this Notice of Withdrawal.

The undersigned Participant currently participates in an Purchase Period under the Plan and hereby notifies the Company that he or she hereby withdraws from participation in the Plan. The undersigned understands that this withdrawal from participation in the Plan shall be effective as of the end of the current Purchase Period, provided that this Withdrawal Notice is delivered to and received by the Company no later than the fifteenth (15th) day of the month immediately prior to the start of the next Purchase Period. The undersigned understands that and agrees that, in accordance with the terms of the Plan, all payroll deductions credited to his or her account with respect to such Purchase Period shall be used to exercise his or her purchase right for the current Purchase Period. The undersigned understands further that he or she will be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Enrollment Form in accordance with the terms of the Plan.

Signature:

Date:

Name and Address of Participant:

To be completed by Company official
Certification of receipt:

Name of Company official:

Date of receipt by Company: